© 2021 Valmont® Industries, Inc. Valmont Industries, Inc. Fourth Quarter and Full Year 2021 Earnings Presentation February 17, 2022

Disclosure Regarding Forward-Looking Statements These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries including the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. February 17, 20222 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation

| Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 20223 STEVE KANIEWSKI PRESIDENT & CHIEF EXECUTIVE OFFICER

4Q 2021 Segment Sales and Segment Summaries

TOTAL 4Q 2021 SALES: $963.3M


$324.0M
Utility Support Structures
33.6% of Sales


$291.9M
Engineered Support Structures
30.3% of Sales


$98.2M
Coatings
10.2% of Sales


$276.8M
Irrigation
N.A.: $150.5M | International: $126.3M
28.7% of Sales

SEGMENT SUMMARIES

- Led by substantially higher pricing and strong underlying demand
- Continuing to invest in upgrading and hardening the grid
- Increasing investments for renewable energy generation drove higher solar tracker sales
- Making strategic investments in capacity and technology to meet growing demand

- Favorable pricing in all markets
- More than 50% sales growth in wireless communication products
- International markets benefiting from higher stimulus and infrastructure investments
- Wireless communications demand driven by 5G buildouts and significant investments by the major wireless carriers

- Higher average selling prices
- Improved general end-market demand
- Sales from new greenfield facility in Pittsburgh

- North America sales grew more than 55% YoY
- Strength in all regions with international sales growing 23% YoY and record sales in Brazil
- Higher sales of technology solutions
- Positive farmer sentiment driven by strong underlying market fundamentals and net farm income projections

Significant Irrigation Revenue Growth

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Full Year 2021 Segment Sales and Segment Summaries February 17, 2022 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation5 Considerable Sales Growth in All Segments • Sales growth driven by significantly higher pricing • Continued robust demand driven by grid resiliency and renewables • Sales growth despite lower transportation volumes in North America • Relentless focus on pricing actions and improved operational performance • Wireless communication products grew 26% YoY to $240 million • Improved industrial production levels globally • Positively impacted by favorable pricing, higher volumes and favorable currency impacts • Record sales, up 59% YoY • Technology sales grew 45% YoY to $98 million • Grain commodity prices remained elevated during the year • 2021 net farm income levels estimated to be $120B, the highest level since 2013 • Demand driven by food security, resource conservation and reduction of input costs SEGMENT SUMMARIES TOTAL FY 2021 SALES: $3,501.6 M $1,121.5M $1,064.8M $386.3M $1,028.7M Utility Support Structures Engineered Support Structures Coatings Irrigation N.A.: $545.6M | International: $483.1M 32.0% of Sales 30.4% of Sales 11.0% of Sales 29.4% of Sales

6 Advancing our ESG Strategy and Communication with the Release of our 2022 Sustainability Report February 17, 2022 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation Elevated ESG to a Top Strategic Imperative Alignment to New Frameworks Improvement in ISS scores for Environment and Social Release our 2022 Sustainability Report in late March, followed by dedicated ESG conference call Launched a Dedicated Sustainability Website

AVNER APPLBAUM EVP & CHIEF FINANCIAL OFFICER | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 20227

4Q 2021 Financial Summary February 17, 2022 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation8 Sales Operating Income Diluted EPS GAAP Adjusted1 GAAP Adjusted1 20.7% (6.1%) 24.4% (25.6%) 24.1% • Higher volumes in Irrigation and favorable pricing, in both Engineered Support Structures and Utility Support Structures • Record year-end backlog of more than $1.6 billion, an increase of more than 40% YoY, and an increase of more than 5% since the end of Q3 • Operating income of 5.3% of sales (8.9% adjusted1) • Driven by higher volumes in Irrigation and favorable pricing, notably in Engineered Support Structures • GAAP tax rate was higher due to recognizing a $5.0 million valuation allowance against deferred tax assets for the wind structures product line • Tax rate on an adjusted basis was lower, driven by a more favorable geographic mix of earnings and certain tax planning strategies $M, except for per share amounts $50.8 $54.1 $85.6 $68.8 2021 2020 2021 2020 $963.3 $798.4 2021 2020 $1.25 $1.68 $2.73 $2.20 2021 2020 2021 2020 1 Please see Reg G reconciliation to GAAP measures at end of document.

Sales Operating Income1 19.6% 4Q 2021 Results | Utility Support Structures 9 ($M) Key Statistics 2020 Sales $ 271.0 Intersegment Sales 7.3 Volume 6.7 Pricing/Mix 41.3 Acquisitions/Divestiture - Currency Translation (2.3) 2021 Sales $ 324.0 $324.0 $271.0 2021 2020 COMMENTARY • Adjusted operating income of $36.9 million, or 11.4% of sales • Increased 110 basis points compared to last year as the benefits of pricing through contractual mechanisms became more aligned with raw material costs • Required impairment test which resulted in a non-cash, pre-tax impairment of $27.9 million related to long-lived assets − Clarifying information on the tariff rate that the European Union would impose on imports of steel wind towers received during fourth quarter − Local management team has taken strategic actions to reduce costs and increase gross profit; actions expected to limit anticipated losses in 2022 February 17, 2022 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation $6.5 $36.9 $25.6 $28.0 2021 2021 Adj. 2020 2020 Adj. 1 Please see Reg G reconciliation to GAAP measures at end of document.

Sales Operating Income1 14.0% 4Q 2021 Results | Engineered Support Structures February 17, 2022 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation10 ($M) $291.9 $256.1 2021 2020 $29.2 $19.2 $24.4 2021 2020 2020 Adj. COMMENTARY • Operating income of $29.2 million, or 10.0% of sales, increased 50 basis points compared to last year • We continued to benefit from pricing actions which more than offset the impacts of cost inflation • Fixed cost leverage, including SG&A, also contributed to positive results • Full-year operating margins of 10.8% of sales, an improvement of 180 basis points YoY • Wireless communication sales grew 50.9% to $76.1 million Key Statistics 2020 Sales $ 256.1 Intersegment Sales (3.7) Volume (6.7) Pricing/Mix 47.1 Acquisitions/Divestiture - Currency Translation (0.9) 2021 Sales $ 291.9 1 Please see Reg G reconciliation to GAAP measures at end of document.

4Q 2021 Results | Coatings February 17, 2022 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation11 ($M) COMMENTARY • Operating income of $10.3 million, or 10.5% of sales, decreased 270 basis points compared to last year • Profitability was impacted by a lag in pricing to recover higher cost inflation, including raw materials and labor, operational impacts due to COVID- related labor inefficiencies in many of our facilities and a higher mix of internal volumes compared to last year Key Statistics 2020 Sales $ 89.3 Intersegment Sales 3.5 Volume (3.1) Pricing/Mix 7.6 Acquisitions/Divestiture 0.7 Currency Translation 0.2 2021 Sales $ 98.2 Sales Operating Income1 10.0% $98.2 $89.3 2021 2020 $10.3 $9.4 $11.8 2021 2020 2020 Adj. 1 Please see Reg G reconciliation to GAAP measures at end of document.

Sales Operating Income1 55.0% 23.6% 4Q 2021 Results | Irrigation February 17, 202212 ($M) $28.6 $33.0 $22.3 $25.3 2021 2021 Adj. 2020 2020 Adj.2021 2020 $150.5 $126.3 $97.1 $102.2 North America International | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation Key Statistics 2020 Sales $ 199.3 Intersegment Sales 3.2 Volume 22.4 Pricing/Mix 51.1 Acquisitions/Divestiture 1.6 Currency Translation (0.8) 2021 Sales $ 276.8 1 Please see Reg G reconciliation to GAAP measures at end of document. COMMENTARY • Adjusted operating income of $33.0 million, or 11.9% of sales, decreased 80 basis points compared to last year • Profitability improvement from higher volumes and the benefit of continued pricing actions more than offset by higher input costs that were not fully recovered by price, and incremental SG&A expense from the Prospera acquisition completed in May 2021 • Full-year technology sales of $97.9 million increased more than 45.0% YoY, driven by growers' increasing demand for connected crop management and advanced analytics to reduce input costs, increase productivity and improve crop yields

2021 Cash Flow Highlights February 17, 2022 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation13 Strategically Securing Raw Material to Support Strong Sales Growth ($M) YTD 12/25/2021 Net Cash Flows from Operating Activities $ 65.9 Net Cash Flows from Investing Activities (417.3) Net Cash Flows from Financing Activities 133.5 Net Cash Flows from Operating Activities $ 65.9 Purchase of Property, Plant & Equipment (107.8) Free Cash Flows $ (41.9) 2021 Cash Flow | FCF Reconciliation Cash and Debt Highlights $177.2M ($169.5M ex-U.S.) Cash at 12/25/2021 $947.1M Total Long-term Debt at 12/25/2021

Balanced Approach to Capital Allocation

2021 Capital Deployment: $488M



$108
$313
$26
$41
Capital Expenditures
Acquisitions
Share Repurchases
Dividends

Growing Our Business

Capital Expenditures

- 2021 CapEx of $108M in line with expectations
- Investments to support strategic growth initiatives and Industry 4.0 advanced manufacturing

Acquisitions

- 2021 included Prospera Technologies and PivoTrac
- Strategic fit + market expansion

Returning Cash to Shareholders

Share Repurchases

- Opportunistic approach, supported by FCF
- Repurchased 8,800 shares in 4Q at an average price of $227.22 per share
- ~$122M remains on current authorization at 12/25/21

Dividends

- 11% dividend increase announced February 2021
- Payout ratio target: 22% of earnings
- Current payout: ~18%

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Strong Balance Sheet and Liquidity February 17, 2022 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation15 Cash $177.2M Total Long-Term Debt $947.1M Shareholders’ Equity $1,413.6M Total Debt to Adj. EBITDA1 1.9x Available Credit under Revolving Credit Facility2 $590.5M Cash $177.2M Total Available Liquidity $767.7M AS OF DECEMBER 25, 20211 ► Long-term debt of $947.1M, mostly fixed-rate, with long-dated maturities to 2044 and 2054 ► Fitch reaffirmed BBB-/Stable credit rating during Q4 ► Capital allocation strategy has not changed, with a balanced approach of deploying capital to grow our business and returning cash to shareholders − Purchased $2.0M of company stock in Q4, and ~$122M remains on current authorization 1 The values on this slide are calculated in accordance with the amended credit facility dated October 18, 2021. See slide 30 for calculation of Adjusted EBITDA and Leverage Ratio. 2 $800M Total Revolver less borrowings and Standby LC’s of $184M.

Full Year 2022 Outlook and Key Assumptions

FY22 OUTLOOK[1]

$3.8B – $4.0B Net Sales	**9% – 14%** Increase in Net Sales YoY
$11.55 – $12.30 GAAP Diluted EPS	**$12.25 – $13.00** Adj. Diluted EPS[2]
~25% Tax Rate	**$110.0M – $120.0M** Capital Expenditures

KEY ASSUMPTIONS

- Unfavorable foreign currency translation impact of ~1.0% of Net Sales
- Continue implementing additional price actions as needed across our businesses to offset cost increases
- Stabilized steel costs for the year
- Expect ~25% full year tax rate due to the expected geographic mix of earnings and the benefits of certain tax planning strategies realized in prior years
- CapEx to support strategic growth initiatives and Industry 4.0 advanced manufacturing initiatives

[1] Exclusive of potential future restructuring activities. [2] Please see Reg G reconciliation to GAAP measures at end of document.

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Fundamental Market Drivers Remain Resilient

USS

- Strong backlog demonstrates ongoing demand and necessity for renewables, grid hardening and expanding ESG focus within utility industry
- Well-positioned to be a preferred strategic partner with utilities and developers for their renewable energy goals

ESS

- Critical need for infrastructure investment provides very good economic stimulus
- Solid long-term market trends for road construction and single-family housing
- Carriers' investments support work and school-at-home and macro buildouts in suburban and rural communities, aligning with favorable trends in residential construction

COATINGS

- Closely following industrial production trends
- Global preservation of critical infrastructure over long-term
- Increased number of economies actively fighting costs of corrosion will drive need to extend life of steel products globally over long-term
- Fits well within ESG principles

IRRIGATION

- Global ag market fundamentals remain strong
- Net farm income improvements are driving positive farmer sentiment
- Improved demand along with strength across international markets

Record Backlog of More than $1.6B at the End of 2021

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2022 Segment Outlook February 17, 2022 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation18 Positive Momentum Across All Businesses USS • Expect margin improvement from strong market demand and the benefit of previous pricing actions • Backlog indicative of long-term market drivers of grid resiliency and the increasing use of renewable energy ESS • Stable market conditions in North American transportation markets; order rates are continuing to improve • Demand for wireless communication products remains very strong with 5G buildouts accelerating • Long-term need for critical infrastructure investment globally, including current and future stimulus, will continue to benefit global markets giving us confidence in future growth COATINGS • Trending in-line with industrial production levels • Remain focused on pricing actions to recover cost inflation of zinc and other broad-based inflationary items IRRIGATION • Favorable market trends globally and a solid international project pipeline providing strong momentum • Expect a strong year based on strength of global underlying agriculture fundamentals

Ability to grow sales through innovation and execution while being flexible and responding quickly to meet customer needs Increased operating income by executing on our pricing strategies and advancing operational excellence across our footprint Invested in our employees and technology to drive new products and services, build upon the strength of our operations Building on this momentum as we enter 2022 with a focus on execution, serving our customers, and ESG principles while investing for growth, generating positive operating cash flow and improving return on invested capital Summary 19 Poised and Well Positioned to Capture Growth and Drive Stakeholder Value in the Future | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022 01 02 03 04

Q&A 20 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022

APPENDIX 21 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022

Full Year 2021 Financial Summary February 17, 2022 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation22 Sales Operating Income Diluted EPS GAAP Adjusted1 GAAP Adjusted1 20.9% 26.9% 24.4% 38.5% 33.5% • Sales growth in all segments • Led by Irrigation which grew 59.3% to a record $1.03B • Operating income of 8.2% of sales (9.5% adjusted1) • Led by favorable pricing and higher volumes • Significant volume growth in Irrigation • Operating margins of nearly 11% in Engineered Support Structures • EPS increased $2.53 or 38.5% on a GAAP basis • Increased $2.74, or 33.5% on an adjusted basis • Capital expenditures were $108.0 million, including approximately $45.0 million for strategic investments $M, except for per share amounts $286.8 $226.0 $334.0 $268.5 2021 2020 2021 2020 $3,501.6 $2,895.4 2021 2020 $9.10 $6.57 $10.92 $8.18 2021 2020 2021 2020 1 Please see Reg G reconciliation to GAAP measures at end of document.

4Q and Full Year 2021 Financial Summary 23 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022 Net Sales 2021 2020 Change YTD 2021 YTD 2020 Change Utility Support Structures $ 324.0 $ 271.0 19.6% $ 1,121.5 $ 1,002.2 11.9% Engineered Support Structures 291.9 256.1 14.0% 1,064.8 995.8 6.9% Coatings 98.2 89.3 10.0% 386.3 345.3 11.9% Irrigation 276.8 199.3 38.9% 1,028.7 645.8 59.3% Intersegment Sales1 (27.6) (17.3) NM (99.7) (93.7) NM Net Sales $ 963.3 $ 798.4 20.7% $ 3,501.6 $ 2,895.4 20.9% Operating Income $ 50.8 $ 54.1 (6.1%) $ 286.8 $ 226.0 26.9% Adjusted Operating Income2 $ 85.6 $ 68.8 24.4% $ 334.0 $ 268.5 24.4% Net Income $ 26.9 $ 35.8 (24.9%) $ 195.6 $ 140.7 39.0% Adjusted Net Income $ 58.8 $ 46.9 25.4% $ 234.8 $175.3 33.9% Diluted Earnings Per Share (EPS) $ 1.25 $ 1.68 (25.6%) $ 9.10 $ 6.57 38.5% Adj Diluted Earnings Per Share (EPS)2 $ 2.73 $ 2.20 24.1% $ 10.92 $ 8.18 33.5% $M, except for per share amounts .1Includes rounding 2Please see Reg G reconciliation to GAAP measures at end of document..

Steel Material Index Trends 2020-2021 YTD 24 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022 Source: FastMarketsAMM.

State Transportation Investment Funding Measures 25 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022 Source:(10/18/21) Transportation Investment Advocacy Center.

State Transportation Investment Funding Measures by Type and State 26 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022 Source: Transportation Investment Advocacy Center. Increased Fuel Tax Electric Vehicle Fee Road Usage Fee

5G Adoption and Capex Spend Forecasts 27 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022 Source: GSM Association.

U.S. Net Cash Farm Income by Year February 17, 2022 | Valmont Industries, Inc. | 4Q and Full Year Earnings Presentation28 Source: USDA, American Farm Bureau Federation

2012-2021 Historical Free Cash Flow[1]

($M)	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Net cash flows from operating activities	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9
Net cash flows from investing activities	(136.7)	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)	(104.0)	(417.3)
Net cash flows from financing activities	(16.4)	(37.4)	(136.8)	(32.0)	(95.2)	(32.0)	(162.1)	(98.9)	(173.8)	133.5
Net cash flows from operating activities	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9
Purchase of plant, property, and equipment	(97.1)	(106.8)	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)	(106.7)	(107.8)
Free Cash flows	100.0	289.7	101.1	226.8	174.9	77.8	81.0	210.2	209.6	(41.9)
Net earnings attributed to Valmont Industries, Inc.	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6
Adjusted net earnings attributed to Valmont Industries, Inc.	N/A	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	N/A	$ 159.8	$ 222.3
Free Cash Flow Conversion - GAAP	0.43	1.04	0.55	5.66	1.00	0.65	0.80	1.44	1.49	(0.21)
Free Cash Flow Conversion - Adjusted	N/A	0.98	0.53	1.71	1.25	0.48	0.62	N/A	1.31	(0.19)
1) Reconciliation of Net Earnings to Adjusted Figures										
Net earnings attributed to Valmont Industries, Inc.	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6
Change in valuation allowance against deferred tax assets	-	-	-	7.1	(20.7)	41.9	-	-	-	5.0
Impairment of long-lived assets	-	12.2	-	61.8	1.1	-	28.6	-	19.1	21.7
Reversal of contingent liability	-	-	-		(16.6)	-	-	-	-	-
Other non-recurring expenses (non-cash)	-	-	-	18.1			-	-	-	-
Deconsolidation of Delta EMD, after-tax and NCI	-	4.4	-	-	-	-	-	-	-	-
Noncash loss from Delta EMD shares	-	-	3.8	4.6	0.6	0.2	-	-	-	-
Adjusted net earnings attributed to Valmont Industries, Inc.	$ 234.1	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	$ 146.4	$ 159.8	$ 222.3

10 Year Average FCF is $143M; Last 5 Years Has Averaged $107M

[1] Adjusted earnings for purposes of calculating FCF conversion may not agree to the adjusted net earnings. The difference is due to cash restructuring, debt refinancing, or other non-recurring expenses which were settled in cash in the year of occurrence.

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Years of rapid raw material cost inflation GAAP 0.43X 1.04X 0.55X 5.66X 1.01X 0.67X 0.86X 1.37X 1.49X (0.21X) Adj. N/A 0.98X 0.53X 1.71X 1.27X 0.49X 0.66X N/A 1.28X (0.19X) 2012 – 2021 Free Cash Flow1 ($M) 100 290 101 227 175 78 81 210 210 (42) 143 (100) (50) - 50 100 150 200 250 300 350 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 10 Year Avg 10-yr Avg. $143M GAAP 1.28X Adj. 0.84X Historical FCF Conversion by Year1 Strong Free Cash Flow throughout the Cycle 30 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022 1 We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies.

Calculation of Adjusted EBITDA and Leverage Ratio 31 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022 Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See “Leverage Ratio “ below. TTM 25-Dec-21 Net earnings attributable to Valmont Industries, Inc. $ 195,630 Interest expense 42,612 Income tax expense 61,414 Stock-based compensation 28,720 Depreciation and amortization expense 92,577 EBITDA 420,953 Asset impairments 27,911 Adjusted EBITDA – last four quarters $ 448,864 Net indebtedness $ 838,163 Leverage Ratio 1.87 Interest-bearing debt $ 965,395 Less: Cash and cash equivalents in excess of $50 million 127,232 Net indebtedness 838,163 ($000s)

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures 32 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures 33 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures 34 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures 35 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022

Regulation G Reconciliation of Forecasted GAAP and Adjusted Earnings 36 | Valmont Industries, Inc. | 4Q and Full Year Earnings PresentationFebruary 17, 2022